Exhibit 10.1
DYNEX CAPITAL, INC.
AMENDMENT NO. 3 TO
DISTRIBUTION AGREEMENT
June 3, 2022
J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

JMP Securities LLC
600 Montgomery Street
Suite 1100
San Francisco, CA 94111
JonesTrading Institutional Services LLC
757 Third Avenue 23rd Floor
New York, NY 10017

BTIG, LLC
65 East 55th Street
New York, NY 10022

Ladies and Gentlemen:
Reference is made to the Distribution Agreement, dated June 29, 2018, as amended on May 31, 2019 and August 3, 2021 (the “Distribution Agreement”), by and among Dynex Capital, Inc., a Virginia corporation (the “Company”), J.P. Morgan Securities LLC, JMP Securities LLC, JonesTrading Institutional Services LLC and BTIG, LLC (collectively, the “Agents”), pursuant to which the Company agreed, in its sole discretion, to issue and sell, from time to time, through the Agents, as agent and/or principal, up to 25,000,000 shares of common stock, par value $0.01 per share, of the Company. All capitalized terms used in this Amendment No. 3 to Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement. The Company and the Agents hereby agree as follows:
A.    Amendments to Distribution Agreement. The Distribution Agreement is amended as follows:
        1.    The definition of “Maximum Number” in the first sentence of the Distribution Agreement is hereby amended to read as follows: “23,117,622 shares”.
B.    Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Act reflecting the terms of this Amendment within two business days of the date hereof.
C.    No Other Amendments; References to Distribution Agreement. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect. All references to the Distribution Agreement in the Distribution Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Distribution Agreement as amended by this Amendment.

Exhibit 10.1
D.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
E.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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Exhibit 10.1
If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 3 to Distribution Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,
DYNEX CAPITAL, INC.
By:	/s/ Stephen J. Benedetti
Name:	Stephen J. Benedetti
Title:	Executive Vice President, Chief Financial
Office and Chief Operating Officer

Exhibit 10.1

Accepted and agreed to as of the date first above written:
J.P. MORGAN SECURITIES LLC
By: /s/ Stephanie Little

Name: Stephanie Little
Title: Executive Director

JMP SECURITIES LLC
By: /s/ Tosh Chandra

Name: Tosh Chandra
Title: Managing Director

JONESTRADING INSTITUTIONAL SERVICES LLC
By: /s/ Burke Cook

Name: Burke Cook
Title: General Counsel

BTIG, LLC
By: /s/ Dan Blood

Name: Dan Blood
Title: Managing Director